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RATIO OF EARNINGS TO FIXED CHARGES

Computation in accordance           YTD         YTD
with DUTCH GAAP                 3RD Q 1998   3RD Q 1997      1997          1996        1995         1994         1993         1992
----------                      ----------   ----------      ----          ----        ----         ----         ----         ----


Earnings:
  Earnings before income
    tax and minority interest  1,167,553      935,938    1,362,972       924,380     671,551      587,597      477,261      413,054
  Minority interest .........    (50,514)     (19,251)     (46,755)      (43,115)    (35,753)     (22,714)      (7,548)      (2,276)

Adjustments
  Interest expenses .........    500,325      436,487      605,013       373,837     292,656      282,891      283,984      176,677
  Capitalized interest ......    (23,994)     (17,535)     (24,950)       (7,441)     (4,408)      (2,472)      (7,560)      (7,141)


"EARNINGS" (DUTCH GAAP) ...    1,593,370    1,335,639    1,896,280     1,247,661     924,046      845,302      746,137      580,314

Interest expenses .........      500,325      436,487      605,013       373,837     292,656      282,891      283,984      176,677
Capitalized interest ......       23,994       17,535       24,950         7,441       4,408        2,472        7,560        7,141

FIXED CHARGES .............      524,319      454,022      629,963       381,278     297,064      285,363      291,544      183,818

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RATIO OF EARNINGS .........         3.04x        2.94x        3.01x         3.27x       3.11x        2.96x        2.56x        3.16x
   TO FIXED CHARGES
   ACCORDING TO
   DUTCH GAAP
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Computation in accordance           YTD         YTD
with US GAAP                    3RD Q 1998   3RD Q 1997      1997          1996        1995         1994         1993         1992
----------                      ----------   ----------      ----          ----        ----         ----         ----         ----
Earnings:
  Earnings before income
    tax and minority interest    942,830      828,271    1,129,778       798,374     634,320      579,553      506,587      460,074
  Minority interest .........    (42,085)     (13,071)     (38,441)      (37,498)    (29,865)     (17,225)      (3,838)      (1,793)

Adjustments
  Interest expenses .........    500,325      436,487      605,013       373,837     292,656      282,891      283,984      176,677
  Capitalized interest ......    (23,994)     (17,535)     (24,950)       (7,441)     (4,408)      (2,472)      (7,560)      (7,141)

"EARNINGS" (US GAAP) ......    1,377,076    1,234,152    1,671,400     1,127,272     892,703      842,747      779,173      627,817

Interest expenses .........      500,325      436,487      605,013       373,837     292,656      282,891      283,984      176,677
Capitalized interest ......       23,994       17,535       24,950         7,441       4,408        2,472        7,560        7,141

FIXED CHARGES .............      524,319      454,022      629,963       381,278     297,064      285,363      291,544      183,818

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RATIO OF EARNINGS .........         2.63x        2.72x        2.65x         2.96x       3.01x        2.95x        2.67x        3.42x
  TO FIXED CHARGES
  ACCORDING TO
  US GAAP
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